UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 12, 2011

DT Sale Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5675 Hudson Industrial Parkway, Hudson, Ohio		44236
(Address of Principal Executive Offices)		(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

DPAC Technologies Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of Asset Sale to Q-Tech Acquisition, LLC

On October 12, 2011 (the “Closing Date”), QT Sale Corp. (formerly known as “Quatech, Inc.”) (“QTSC”), a wholly owned subsidiary of the registrant, DT Sale Corp. (formerly known as “DPAC Technologies Corp.”) (“DTSC”), closed the sale of substantially all of the assets of QTSC (which assets indirectly constituted substantially all of the assets of DTSC) to Q-Tech Acquisition, LLC, a Delaware limited liability company (the “Buyer”). The sale of the assets was made pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) among DTSC, QTSC, Buyer and B&B Electronics Manufacturing Company (“B&B”), which was previously reported on DTSC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2011 (the “Prior 8-K”), and which was described in DTSC’s definitive Information Statement first mailed to security holders on September 22, 2011 (the “Information Statement”). As previously reported in the Prior 8-K, the assets sold by QTSC on the Closing Date to the Buyer generally consisted of all of the assets of QTSC (and DTSC, indirectly), such as cash, contracts and purchase orders, rights under leases, equipment, fixtures, computer hardware and software, materials and inventory, accounts receivable and intellectual property.

As previously reported in the Prior 8-K, the Asset Purchase Agreement provided for a base purchase price for the assets of $10.5 million in cash, which is subject to increase or decrease based on a working capital adjustment, based on a target working capital amount of $710,000 at the closing, to the extent that the working capital at closing was at least $70,000 more or less than the working capital target. For purposes of the closing, the working capital was estimated to be approximately $370,603, resulting in a purchase price paid on the Closing Date by the Buyer of $10,229,530. $630,603 of that amount was deposited with an escrow agent and will be available to the Buyer and B&B for any further downward adjustment to the purchase price resulting from the closing working capital amount, as ultimately determined pursuant to the post-closing process set forth in the Asset Purchase Agreement, and to satisfy DTSC’s and QTSC’s indemnification obligations under the Asset Purchase Agreement.

The Plan of Complete Liquidation and Dissolution approved on July 27, 2011 by the DTSC Board of Directors (and previously reported in the Prior 8-K) and a majority of the shareholders of DTSC on August 3, 2011 (the “Plan of Dissolution”) became effective upon the closing under the Asset Purchase Agreement. Related to the Plan of Dissolution, the Allocation Agreement (the “Allocation Agreement”) dated August 3, 2011 among DTSC and QTSC, as well as Development Capital Ventures, L.P., the majority shareholder of DTSC, and members of the DTSC Board of Directors who are shareholders of DTSC, as well as Canal Mezzanine Partners, L.P. and The Hillstreet Fund, L.P. and certain members of management who hold shares of common stock also became effective at the closing under the Asset Purchase Agreement. The Plan of Dissolution and the Allocation Agreement contemplate, following the closing of the Asset Purchase Agreement, a distribution to each holder of common stock (i) who is not as of, and has not been within 90 days prior to, the record date established with respect to such distributions, an officer or director or employee of DTSC or QTSC or (ii) who is not a party to the Allocation Agreement (the “Nonaffiliated Shareholders”) of $0.05 per share, prior to any distribution of cash to any other shareholder of DTSC and certain other payments to the parties to the Allocation Agreement.

Pursuant to the Plan of Dissolution, DTSC has begun the liquidation and winding up of DTSC, which will be completely dissolved at a date to be determined by the DTSC Board of Directors. In connection with the dissolution, and, subject to paying or providing for the payment of all debts and liabilities and expenses, DTSC intends to make liquidating distributions to the Nonaffiliated Shareholders as of a record date that will determined by the DTSC Board of Directors equal to $0.05 per share of common stock held thereby. The DTSC Board of Directors intends to establish that record date, and make such distributions to the Nonaffiliated Shareholders, as soon as is practicable after the date of this report, and will file a subsequent Current Report on Form 8-K with the SEC in connection with such distributions. DTSC intends to engage a third party paying agent for purposes of such Nonaffiliated Shareholder distributions.

After the distribution to the Nonaffiliated Shareholders has been made or funds therefor otherwise set aside and all of the debts and liabilities of DTSC have been paid or otherwise provided for, the remaining assets of DTSC, if any, will be liquidated and the cash of DTSC will be distributed pursuant to the terms of and to the parties to the Allocation Agreement.

The foregoing descriptions of the material terms of the Asset Purchase Agreement, the Plan of Dissolution and Allocation Agreement does not purport to be complete and is qualified in its entirety by reference to Annexes A, B and C to the Information Statement, each of which are incorporated into this report by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, and in connection with the closing of the Asset Purchase Agreement, Mr. Steven D. Runkel, the President and Chief Executive Officer and a director of DTSC, resigned from such offices. As discussed in the Information Statement, Mr. Runkel became the Vice President of Sales for B&B under an agreement executed August 3, 2011 in connection with the Asset Purchase Agreement, which became effective as of the Closing Date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On October 12, 2011, DTSC filed an amendment to its Articles of Incorporation with the Secretary of State of California for the purpose of changing its name to “DT Sale Corp.” The change of name, together with a similar amendment to the articles of incorporation of QTSC to effect the change of its name from “Quatech, Inc.”, were required by the terms of the Asset Purchase Agreement, and were approved by the requisite shareholders, as described in the Information Statement.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

Unaudited pro forma financial information giving effect to the sale of the sale of the DTSC and QTSC assets to the Buyer are included as Exhibit 99.1 to this Current Report.

(d)	Exhibits

Exhibit 2.1	Asset Purchase Agreement among DPAC Technologies Corp., Quatech, Inc., Q-Tech Acquisition, LLC and B&B Electronics Manufacturing Company, dated August 3, 2011 (incorporated by reference to Annex A to DTSC’s Information Statement on Schedule 14C filed September 22, 2011).

Exhibit 2.2	Plan of Complete Liquidation and Dissolution of DPAC Technologies Corp. (incorporated by reference to Annex B to DTSC’s Information Statement on Schedule 14C filed September 22, 2011).

Exhibit 2.3	Allocation Agreement dated August 3, 2011, among DPAC Technologies Corp., Quatech, Inc., and the other parties signatory thereto (incorporated by reference to Annex B to DTSC’s Information Statement on Schedule 14C filed September 22, 2011).

Exhibit 2.4	Certificate of Amendment of Articles of Incorporation of DT Sale Corp. (formerly known as DPAC Technologies Corp.).

Exhibit 99.1	Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: October 18, 2011	By:	/s/ Stephen J. Vukadinovich
Stephen J. Vukadinovich, Chief Financial Officer